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                                   Exhibit 5.1






                                                              June 23, 2000



Concord Communications, Inc.
600 Nickerson Road
Marlboro, Massachusetts  01752

         Re: Registration Statement on Form S-8 Relating to Concord Communications, Inc.'s 1997 Stock Plan, as amended (referred to as the "1997 Stock Plan") and 1997 Non-Employee Director Stock Option Plan, as amended (referred to as the "1997 Non-Employee Director Plan" and collectively with the 1997 Stock Plan as the "Plans")


Dear Sir or Madam:

         Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Concord Communications, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 relating to 750,000 additional shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") issuable pursuant to the 1997 Stock Plan (for an aggregate of 3,250,000 shares of Common Stock issuable pursuant to the 1997 Stock Plan) and 35,000 additional shares of Common Stock issuable pursuant to the 1997 Non-Employee Director Plan
(for an aggregate of 130,000 shares of Common Stock issuable pursuant to the 1997 Non-Employee Director Plan), for an aggregate of 785,000 shares (the "Shares").

         We have examined, and are familiar with, and have relied as to factual matters solely upon, copies of the Plans, the Restated Articles of Organization and the Restated By-Laws of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plans and the terms of any agreement relating to any of the options granted thereunder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          /s/ Testa, Hurwitz & Thibeault, LLP

                                          TESTA, HURWITZ & THIBEAULT, LLP